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                                                                       EXHIBIT 5



The Chase Manhattan Corporation              Robert B. Adams
1 Chase Manhattan Plaza                      Senior Vice President
New York, New York 10081                     Deputy General Counsel



                                        August 30, 1994



The Chase Manhattan Corporation
One Chase Manhattan Plaza
New York, New York 10081

                    Re:  Registration Statement on Form S-3

Dear Sirs:

     I am the Deputy General Counsel of The Chase Manhattan Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), and Rule 415 promulgated thereunder, pursuant to a registration statement on Form S-3 (the "Registration Statement") to which this opinion is being filed as an Exhibit, of certain of its (a) Senior/Subordinated Debt Securities (the "Debt Securities"), (b) Preferred Stock, without par value, (the "Preferred Stock"), (c) Common Stock, par value $2.00 per share, (d) Capital Securities (as such term is defined in the Registration Statement), (e) Junior Participating Preferred Stock Purchase Rights attached to its Common Stock (the "Rights"), (f) warrants to Purchase Debt Securities ("Debt Warrants"), (g) warrants entitling the holders thereof to receive from the Company, upon exercise, the cash value of the right to purchase or to sell a certain amount of one currency or currency unit for a certain amount of a different currency or currency unit, all as shall be designated by the Company at the time of offering ("Currency Warrants"), (h) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specified index (an "Index") which may be based on one or more United States or foreign stocks, bonds or other securities, one or more United States or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, or determined by reference to the differential between any two Indices, all as shall be designated by the Company at the time of offering ("Index Warrants"), and (i) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases or increases in the yield, closing price or rate of one or more specified debt instruments issued either by the United States government or by a foreign government (the "Debt Instruments"), in the interest rate or interest rate swap established from time to time by one or more specified financial institutions (the "Rates")
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or in any specified combination of Debt Instruments and/or Rates, all as shall be designated by the Company at the time of offering ("Interest Rate Warrants" and, together with the Debt Warrants, Currency Warrants and Index Warrants, the "Warrants"). The Debt Securities may be convertible into or exchangeable for Preferred Stock, Common Stock or Capital Securities. The Preferred Stock may be convertible into or exchangeable for Common Stock.

     I or members of the Company's Legal Department have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

     Based on the foregoing and having regard to the legal considerations which I deem relevant, I am of the opinion that:

     1. When the Debt Securities have been registered under the Act, all actions specified in the Indenture, dated as of July 1, 1986, as supplemented by a First Supplemental Indenture, dated as of November 1, 1990, and a Second Supplemental Indenture, dated as of May 1, 1991 between the Company and Bankers Trust Company, as Trustee (the "Senior Trustee") and the Amended and Restated Indenture, dated as of September 1, 1993, between the Company and Chemical
Bank, as Trustee (the "Subordinated Trustee") for the establishment of each series of Debt Securities and of the terms of each Debt Security of such series have been taken, the Debt Securities have been duly executed and delivered by the Company, authenticated by the Senior Trustee or Subordinated Trustee, as applicable, and issued for value, the Debt Securities will be valid and binding obligations of the Company;

     2. When the Preferred Stock (including Preferred Stock issuable upon conversion or exchange for any Debt Security) has been registered under the Act, a Certificate of Designation, Preferences and Rights relating to any series of Preferred Stock has been duly filed in accordance with the General Corporation Law of the State of Delaware, the shares of such series of Preferred Stock have been duly executed and delivered by the Company, in the case of Preferred Stock issuable upon conversion or exchange of Debt Security, upon conversion or exchange of any duly authorized Debt Security in accordance with its terms and provisions, and such Preferred Stock is issued for value, such Preferred Stock (including the Preferred Stock into which any Debt Security is converted or exchanged) when issued and outstanding and duly

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authorized by all corporate action by the Company, will be duly authorized, legally issued and outstanding, fully paid and nonassessable;

     3. When the Common Stock and attached Rights issuable upon conversion or exchange for any Debt Security, Preferred Stock (including Preferred Stock issuable upon conversion or exchange for any Debt Security) or Capital Security have been registered under the Act, the issuance, execution and delivery of such Common Stock and attached Rights upon conversion or exchange of such Debt Security, Preferred Stock or Capital Security have been duly authorized by all corporate action of the Company, the shares of such Common Stock have been duly executed and delivered by the Company, then upon conversion or exchange of any duly authorized Debt Security, Preferred Stock (including Preferred Stock issuable upon conversion or exchange for any Debt Security) or Capital Security in accordance with its terms and provisions, the Common Stock into which such Debt Security, Preferred Stock or Capital Security is converted or exchanged, when issued and outstanding, will be legally issued, fully paid and nonassessable and the Rights will be validly issued;

     4. When the Capital Securities (other than Common Stock or Preferred Stock) issuable upon conversion or exchange for any Debt Security have been registered under the Act, the issuance, execution and delivery of such Capital Securities upon conversion or exchange of such Debt Security have been duly authorized by all corporate action of the Company, such Capital Securities have been duly executed and delivered by the Company, then upon conversion or exchange of any duly authorized Debt Security in accordance with its terms and provisions, the Capital Securities into which such Debt Security is converted or exchanged, when issued and outstanding, will be legally issued, fully paid and nonassessable; and

     5. When the Warrants have been registered under the Act, the Debt Warrant Agreement (the "Debt Warrant Agreement"), between the Company and a bank or trust company, as Debt Warrant Agent (the "Debt Warrant Agent"), has been duly executed and delivered by the Company and the Debt Warrant Agent, the Currency Warrant Agreement (the "Currency Warrant Agreement"), between the Company and a bank or trust company, as Currency Warrant Agent (the "Currency Warrant Agent"), has been duly executed and delivered by the Company and the Currency Warrant Agent, the Index Warrant Agreement (the "Index Warrant Agreement"), between the Company and a bank or trust company, as Index Warrant Agent (the "Index Warrant Agent"), has been duly executed and delivered by the Company and the Index Warrant Agent, the Interest Rate Warrant Agreement (the "Interest Rate Warrant Agreement"), between the Company and a bank or trust company, as Interest Rate Warrant Agent (the "Interest Rate Warrant Agent"), has been duly executed and delivered by the Company and the Interest Rate Warrant Agent, all actions specified in the Debt Warrant Agreement, Currency Warrant Agreement, Index Warrant

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Agreement and Interest Rate Warrant Agreement, as applicable, for the establishment of each Warrant, and of the terms of each Warrant, have been taken, the Warrants have been duly executed and delivered by the Company, authenticated by the Debt Warrant Agent, Currency Warrant Agent, Index Warrant Agent or Interest Rate Warrant Agent, as applicable, and issued for value, such Warrants will be valid and binding obligations of the Company.

     The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such opinions, insofar as they relate to enforcement of any Debt Security or Warrant that is denominated in other than United States dollars, are also subject to the provisions of applicable law which may require that a claim (or foreign currency judgement is respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to such applicable law. I have further assumed with respect to enforcement that, when fixed, the terms of the Warrants will comply with all applicable provisions of the Commodity Exchange Act, or will be exempt from the provisions of such act.

     I am admitted to the Bar of the State of New York and express no opinion as to the law of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinion" in the Prospectus constituting a part of the Registration Statement.

                                   Very truly yours,


                                   /s/ Robert B. Adams


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